EXHIBIT 99.1

Reynolds American Inc. Commences Private Exchange Offers and Consent Solicitations

for the Outstanding Senior Notes of Lorillard Tobacco Company

Winston-Salem, N.C. – June 11, 2015: Reynolds American Inc. (NYSE: RAI) announced today that it is commencing exchange offers (the “Exchange Offers”) pursuant to which it is offering to issue, in a private offering and for the consideration set forth in the table below, new senior notes (the “RAI Notes”) in exchange for any and all (to the extent held by eligible holders) of the $3.5 billion aggregate principal amount of the outstanding senior notes of Lorillard Tobacco Company (“Lorillard Tobacco”) listed in the table below (the “Lorillard Tobacco Notes”), and related consent solicitations (the “Consent Solicitations”) of the eligible holders of each series of Lorillard Tobacco Notes to amend the indenture under which the Lorillard Tobacco Notes were issued (as supplemented, the “Lorillard Tobacco Indenture”).

CUSIP	Outstanding Principal Amount	Series of Lorillard Tobacco Notes	Consideration per $1,000 Principal Amount of Lorillard Tobacco Notes Tendered
			Tendered After Consent Payment Deadline		Tendered by Consent Payment Deadline
			Consent Payment	Principal Amount of RAI Notes Issued	Consent Payment	Principal Amount of RAI Notes Issued
544152AD3	$500,000,000	3.500% Senior Notes due 2016	—	$970	$2.50	$1,000
544152AF8	$500,000,000	2.300% Senior Notes due 2017	—	$970	$2.50	$1,000
544152AA9	$750,000,000	8.125% Senior Notes due 2019	—	$970	$2.50	$1,000
544152AB7	$750,000,000	6.875% Senior Notes due 2020	—	$970	$2.50	$1,000
544152AG6	$500,000,000	3.750% Senior Notes due 2023	—	$970	$2.50	$1,000
544152AC5	$250,000,000	8.125% Senior Notes due 2040	—	$970	$2.50	$1,000
544152AE1	$250,000,000	7.000% Senior Notes due 2041	—	$970	$2.50	$1,000

The Exchange Offers and Consent Solicitations are being made upon the terms and conditions set forth in an Offer to Exchange and Consent Solicitation Statement dated June 11, 2015 (the “Offer to Exchange”) and a related consent and letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Exchange, the “Exchange Offer Documents”), copies of which will be delivered to holders of the Lorillard Tobacco Notes eligible to participate in the Exchange Offers. The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on July 10, 2015, unless such date is extended (the “Expiration Date”). Tendered Lorillard Tobacco Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on June 24, 2015, unless the withdrawal deadline is extended or withdrawal rights are required by law. RAI reserves the right to terminate, withdraw, amend or extend the Exchange Offers and Consent Solicitations in its discretion, subject to the terms and conditions set forth in the Exchange Offer Documents.

RAI’s obligation to accept and exchange Lorillard Tobacco Notes validly tendered pursuant to the Exchange Offers is conditioned on, among other conditions set forth in the Exchange Offer Documents, the completion of the previously announced merger (the “Merger”) of Lorillard, Inc. (“Lorillard”), the parent company of Lorillard Tobacco, with a subsidiary of RAI, with Lorillard surviving as a wholly owned subsidiary of RAI. Shortly after the completion of the Merger, it is expected that Lorillard Tobacco will merge with and into RAI’s wholly owned subsidiary, R. J. Reynolds Tobacco Company (the “Lorillard Tobacco Merger”), which will assume Lorillard Tobacco’s obligations under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture and will be the principal obligor on any unexchanged Lorillard Tobacco Notes. The RAI Notes will be guaranteed by additional guarantors (expected to be the same guarantors that guarantee RAI’s existing senior notes and credit facilities) as compared with the Lorillard Tobacco Notes, which are currently guaranteed only by Lorillard. Following completion of the Lorillard Tobacco Merger, the Lorillard Tobacco Notes will be guaranteed only by R.J. Reynolds Tobacco Holdings, Inc., which will assume Lorillard’s obligations as guarantor under the Lorillard Tobacco Notes and Lorillard Tobacco Indenture.

The Exchange Offers and Consent Solicitations are not conditioned upon the tender of any minimum aggregate principal amount of any series of the outstanding Lorillard Tobacco Notes or the receipt of the requisite consents in any of the Consent Solicitations (provided, that the proposed amendments to the Lorillard Tobacco Indenture will not be adopted with respect to any series of Lorillard Tobacco Notes for which the requisite consents have not been received and not revoked by the Expiration Date). The closing of the Merger is not conditioned upon the completion of the Exchange Offers or the Consent Solicitations. RAI currently expects the Merger to be completed on or about June 12, 2015, although RAI cannot guarantee it will be completed on or about such date, or at all. Completion of the Merger is subject to the satisfaction or waiver, if applicable, of customary closing conditions.

Each eligible holder exchanging Lorillard Tobacco Notes in the Exchange Offers will be eligible to receive, in exchange for the Lorillard Tobacco Notes validly tendered and not validly withdrawn, RAI Notes having interest provisions, maturity dates and interest payment dates identical to the Lorillard Tobacco Notes exchanged, subject to the terms and conditions set forth in the Exchange Offer Documents.

Eligible holders who validly tender and do not validly withdraw their Lorillard Tobacco Notes by 5:00 p.m., New York City time, on June 24, 2015 (the “Consent Payment Deadline”) will be eligible to receive, subject to the terms and conditions set forth in the Exchange Offer Documents, RAI Notes in the same principal amount as the Lorillard Tobacco Notes tendered therefor plus a Consent Payment of $2.50 per $1,000 principal amount of Lorillard Tobacco Notes tendered.

Eligible holders who validly tender their Lorillard Tobacco Notes after the Consent Payment Deadline but by the Expiration Date will be eligible to receive, subject to the terms and conditions set forth in the Exchange Offer Documents, RAI Notes in a principal amount equal to $970 per $1,000 principal amount of Lorillard Tobacco Notes tendered therefor, and will not be entitled to the Consent Payment.

In the Consent Solicitations, RAI is soliciting the consents of the eligible holders of each series of Lorillard Tobacco Notes to: (1) eliminate substantially all of the restrictive covenants and a bankruptcy event of default for the issuer and the guarantor of the Lorillard Tobacco Notes under the Lorillard Tobacco Indenture; (2) eliminate the requirement under the Lorillard Tobacco Indenture that the guarantor of the Lorillard Tobacco Notes continue to provide Lorillard Tobacco noteholders with financial statements and other financial information similar to that provided in periodic reports under the Securities Exchange Act of 1934 when it is not subject to such reporting requirements; and (3) relieve the issuer of the Lorillard Tobacco Notes of the requirement (if any) under the Lorillard Tobacco Indenture that the issuer offer to repurchase the Lorillard Tobacco Notes upon certain change of control events combined with certain credit ratings events to the extent such change of control events relate to, arise out of or are undertaken in connection with the Merger or the Lorillard Tobacco Merger. Lorillard Tobacco noteholders validly tendering their Lorillard Tobacco Notes will be deemed to have delivered consents to all of these proposed amendments. Lorillard Tobacco noteholders will not be permitted to tender their Lorillard Tobacco Notes without delivering consents or deliver consents without tendering their Lorillard Tobacco Notes.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the RAI Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction. The RAI Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The RAI Notes and the related guarantees will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The RAI Notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Exchange Offer Documents. The Exchange Offer Documents and other documents relating to the Exchange Offers and Consent Solicitations will only be distributed to Lorillard Tobacco noteholders who complete and return a letter of eligibility confirming that they are within the categories of eligible participants in the Exchange Offers. None of RAI, Lorillard, Lorillard Tobacco, their respective subsidiaries or affiliates or, to RAI’s knowledge, any other person or entity, is making any recommendation as to whether holders should tender their Lorillard Tobacco Notes in the Exchange Offers.

Noteholders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offers and Consent Solicitations, at (866) 470-3800 (U.S. Toll-free). Banks and brokers should call (212) 430-3774. Global Bondholder Services Corporation will also provide copies of the Exchange Offer Documents to eligible noteholders.

This press release, the Exchange Offer Documents and any other documents or materials relating to the Exchange Offers and Consent Solicitations may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply. Accordingly, this press release and the Exchange Offer Documents are only for circulation to persons inside the United Kingdom who fall within one of the following categories: (i) any person who is a holder of any of the Lorillard Tobacco Notes; or (ii) any other person also falling within Article 43(2) or within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or falling within the definition of investment professionals (as defined in Article 19(5)) of the Financial Promotion Order; or (iii) any person to whom the communication may otherwise lawfully be made. This press release, the Exchange Offer Documents and any other documents or materials relating to the Exchange Offers and Consent Solicitations are only available in the United Kingdom to such persons and the transactions contemplated in the Exchange Offer Documents will be available only to, and may be engaged in only with, such persons, and such financial promotion must not be relied or acted upon by persons in the United Kingdom unless they fall under the above categories.

The Exchange Offers and Consent Solicitations are being made by RAI, and, prior to the completion of the Merger, none of Lorillard, Lorillard Tobacco or any of their respective directors, executive officers or employees are participating in the making of the Exchange Offers or Consent Solicitations or the preparation or distribution of any of the Exchange Offer Documents, except in the case of limited cooperation provided to RAI under the merger agreement related to the Merger.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are forward-looking statements. When used in this press release, forward-looking statements include, without limitation, statements regarding the completion and other timing aspects of the Exchange Offers and Consent Solicitations, the completion of the Merger, and RAI’s expectations, beliefs or intentions that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Some of these risks, contingencies and other uncertainties are set forth in RAI’s Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Risk Factors” and in RAI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Financial Condition—Cautionary Information Regarding Forward-Looking Statements,” as the same may be updated in subsequent RAI reports. These risks and uncertainties include those associated with eligible holders with participating, or declining to participate, in the Exchange Offers and Consent Solicitations, including:

•	the possible negative effects of the proposed Lorillard Tobacco Indenture amendments on unexchanged Lorillard Tobacco Notes;

•	differences between the RAI indenture and the Lorillard Tobacco Indenture;

•	the unexchanged Lorillard Tobacco Notes not having the benefit of the additional guarantees of the RAI Notes;

•	the limited trading market for the unexchanged Lorillard Tobacco Notes, and any exacerbating effect of the Exchange Offers on such market;

•	the possibility that rating agencies will lower their rating on unexchanged Lorillard Tobacco Notes, or cease rating them;

•	the lack of any valuation or fairness opinion with respect to the consideration offered in the Exchange Offers;

•	the absence of recommendations on whether Lorillard Tobacco noteholders should participate in the Exchange Offers;

•	the possibility of future repurchases, exchanges, tenders or similar transactions with respect to the unexchanged Lorillard Tobacco Notes, which may be for different or more consideration than offered in the Exchange Offers;

•	the possibility of cancellation, delay or amendment of the Exchange Offers and Consent Solicitations;

•	the difference in consideration for eligible Lorillard Tobacco noteholders participating by the Consent Payment Deadline versus those participating thereafter; and

•	the possibility that Lorillard Tobacco noteholders who participate in the Exchange Offers may recognize substantial gain for U.S. federal income tax purposes.

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